CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Registration Statement on Form N-1A of Brown Advisory Funds with respect to the Brown Advisory Emerging Markets Fund.

 /s/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
November 30, 2012